SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

ORACO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-2300414
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

605 West Knox Rd, Suite 102
Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 690

San Diego, CA 92101

(619) 704-1310

Fax (619) 704-1325

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-167607.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on June 17, 2010 (File No. 333-167607) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit	Description
3(i)(a)	Articles of Incorporation(1)
3(i)(b)	Certificate of Amendment to Articles of Incorporation, filed on February 24, 2011(2)
3(i)(c)	Certificate of Change to Articles of Incorporation, filed on February 24, 2011(2)
3(ii)(a)	Bylaws(1)
4	Instrument defining the rights of security holders: (a) Articles of Incorporation(1) (b) Bylaws(1) (c) Stock Certificate Specimen(1)

(1)

Previously attached with the Company’s initial filing of Form S-1, SEC file number 333-167607, filed on June 17, 2010, and incorporated by reference herein as an exhibit to this Form 8-A.

(2)

Previously attached with the Company’s current report on Form 8-K, filed on February 24, 2011, and incorporated by reference herein as an exhibit to this Form 8-A.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

Oraco Resources, Inc.

By: /S/ Bradley C. Rosen

       Bradley C. Rosen, President